Exhibit 99.1

FOR IMMEDIATE RELEASE

For: Authentidate Holding Corp.

Investor Contacts:

Robert Schatz

Wolfe Axelrod Weinberger Assoc. LLC

(212) 370-4500; (212) 370-4505 fax

Authentidate Holding Corp. Confirms Adjournment of Special Meeting of Stockholders

BERKELEY HEIGHTS, NJ—February 19, 2013 — Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations, today confirmed that its special meeting of stockholders scheduled for February 15, 2013 has been adjourned until 10:00 a.m., local time on February 27, 2013. The location of such reconvened special meeting will remain the company’s corporate headquarters, located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922. The record date for stockholders entitled to vote at the special meeting remains January 7, 2013.

If a stockholder has previously submitted its proxy card and does not wish to change its vote, no further action is required by such stockholder. If a stockholder would like to vote or change its vote, please refer to the instructions provided in Authentidate’s proxy statement dated January 16, 2013, which is available at www.sec.gov or at www.cstproxy.com/authentidate/sm2013.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

Important Additional Information Filed With The SEC

Authentidate has filed a proxy statement with the Securities and Exchange Commission (the “SEC”) pursuant to which Authentidate’s board of directors is soliciting proxies in connection with seeking stockholder approval of the conversion of its Series C Convertible Redeemable Preferred Stock. Investors and security holders are urged to read the proxy statement and other relevant documents filed with the SEC because they contain important information. Authentidate filed the proxy statement with the SEC on January 16, 2013 and disseminated the proxy statement to its stockholders on or about January 16, 2013. Security holders may obtain a free copy of the proxy statement and other documents filed by Authentidate at the SEC’s web site at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge by contacting Authentidate at marketinggroup@authentidate.com or by telephone: (908) 787-1700.

Participants In The Solicitation

Authentidate and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposal to be considered at the special meeting. Information regarding such executive officers and directors is included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on September 28, 2012, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting Authentidate at the contact information set forth above. Certain executive officers and/or directors of Authentidate may have interests in the transaction that may differ from the interests of Authentidate’s stockholders generally. These interests are described in the proxy statement for the special meeting filed with the SEC.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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